Exhibit 10.11

RUMBLE INC.

(“Company”)

Option Agreement

Optionee:

Designated Amount of Shares:	Class B Common Shares (the “Plan Shares”)

Exercise Price Per Share:

Date of Grant:

Expiry Date:	The twentieth (20th) anniversary of the Date of Grant

Vesting Schedule:

Subject to the Optionee’s continued employment with the Company through the earlier of (i) the date on which equity securities of the Company or any of its affiliates (including an acquirer of the Company by way of an acquisition by a special purpose acquisition company) are publicly-traded on a Canadian or U.S. securities exchange, (ii) the date on which a Liquidity Event (as defined in the Plan) is completed, and (iii) 365 days after the Date of Grant (each, an “Option Vesting Date”), one hundred percent (100%) of the Options shall vest and become exercisable on the earliest Option Vesting Date.

In the event the Optionee’s employment with the Company ends (whether lawfully, unlawfully, with or without just cause/willful misconduct, or in breach of contract), the Options shall only vest and become exercisable on the earliest Option Vesting Date if the Option Vesting Date occurs on or before the Termination Date (as defined in the Employment Agreement, which is defined below).

WHEREAS, the Optionee and the Company are a party to that certain employment agreement (the “Employment Agreement”), [    ], which sets forth the terms and conditions of Optionee’s employment [    ];

WHEREAS, in satisfaction of the Company’s obligation pursuant to [    ] of the Employment Agreement, the Company desires to grant to Optionee an option (the “Option”) to purchase from treasury that number of Plan Shares in the capital of the Company set out above, which shall have such rights, designations and preferences as are set forth in this Option Agreement (this “Agreement”), the Stock Option Plan of the Company (the “Plan”) and the Company’s Articles of Incorporation, as amended from time to time.

NOW THEREFORE it is agreed as follows:

1. The Option is in all respects subject to and governed by the terms and conditions of the Plan, all of which terms and conditions (including the defined terms) are incorporated into and form a part of this Agreement.

2. The Company and the Optionee shall comply with all applicable laws, rules and regulations with respect to the grant of options and the issuance and distribution of securities. The Optionee shall provide the Company with all information and undertakings as may be required in connection with such compliance.

3. The Optionee hereby acknowledges, agrees and confirms that upon his or her exercise of this option, the Optionee will be deemed to be a party to, and to be bound by all the terms, provisions and conditions of any shareholders’ agreement of the Company in effect.

4. Subject to the terms and conditions of the Plan, the Option is exercisable only on or before the Expiry Date and only to the extent the Option has vested in accordance with the Vesting Schedule.

5. The Optionee shall, subject to the terms and conditions of the Plan, be entitled to exercise this Option by executing and delivering to the Company an Exercise Notice substantially in the form attached to the Plan as Exhibit B.

6. This Agreement shall be binding upon and inure to the benefit of the Company, its successions and assigns and the Optionee and, upon the Optionee’s death, the legal representative of his or her estate and any person who acquires the Optionee’s rights in respect of any Options by will or by the law of succession.

7. The Optionee acknowledges having received, read and understood the Plan. The Optionee hereby agrees to comply with, and agrees that the Optionee’s participation is subject in all respects to the terms and conditions of this Agreement and the Plan.

8. The Optionee acknowledges having been advised by the Company to obtain independent professional advice, including tax and legal advice, in connection with this Agreement and the Plan and has either obtained such advice or, after having considered the matter carefully, has chosen not to seek such advice.

9. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

DATED this [    ] day of [    ], 20[    ].

RUMBLE INC.

By:
Name:
Title:

Witness

(Optionee)